Exhibit 99.1

Interntional Flavors & Fragrances Inc.

IFF Announces Strategic Initiative to Strengthen

Go-to-Market Capabilities & Improve Profitability

NEW YORK, N.Y., January 18, 2012 – International Flavors & Fragrances Inc. (NYSE: IFF), a leading global creator of flavors and fragrances for consumer products, today announced a strategic initiative designed to strengthen the Company’s global go-to-market capabilities and improve profitability. The initiative includes a realignment of responsibilities in the Fragrance Business Unit under its Group President, Nicolas Mirzayantz, and a reduction in workforce in fragrances as well as various parts of the organization.

The Fragrance Business Unit will reorganize its Functional Fragrances group to align with the global category approach used for Fine Fragrance & Beauty Care and Fragrance Ingredients. The Company will also continue to reallocate a portion of its Functional Fragrance resources from the developed markets to the emerging markets, increasing emphasis on its Singapore and Mexico creative centers.

“This realignment completes the roll-out of our full category structure within the Fragrance Business Unit,” said Mr. Mirzayantz. “We believe this will strengthen our expertise and ability to win in key categories and key markets while simultaneously simplifying our decision-making process, improving resource allocation, and enhancing collaboration, as we continue to deliver consumer-preferred fragrances to our customers.”

“Today’s announcement highlights our commitment to the plan that was developed in our strategic review,” said Doug Tough, IFF’s Chairman and Chief Executive Officer. “These changes are expected to provide improved business fundamentals that, when combined with our strategy to leverage our geographic reach, strengthen our innovation platform and maximize our portfolio, should create long-term value for our shareholders.”

In the fourth quarter of 2011, IFF will record a pre-tax charge of approximately $10 million, or $0.08 per diluted share after-tax associated with the elimination of approximately 70 positions globally, which is for severance and other employee-related costs. The Company expects to realize pre-tax savings of approximately $9 million in 2012.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995

Statements in this press release, which are not historical facts or information, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current assumptions, estimates and expectations. Certain of such forward-looking information may be identified by such terms as “expect”, “anticipate”, “believe”, “outlook”, “may”, “estimate”, “should” and “predict” similar terms or variations thereof. All information concerning the restructuring initiative, including the expected number of positions that will be eliminated, the restructuring charges that will be recorded, the amount and timing of expected savings, and the impact on the Company’s future business, as well as other statements regarding the Company future revenues, tax rates or benefits, energy costs, interest and other savings, capital expenditures, earnings and other future financial results or financial position, constitutes forward-looking information. Such forward-looking statements are based on a series of expectations, assumptions, estimates and projections about the Company, are not guarantees of future results or performance, and involve significant risks, uncertainties and other factors, including assumptions and projections, for all forward periods. Actual results of the Company may differ materially from any future results expressed or implied by such forward-looking statements. Such factors include, among others, the following:

•	The ability of the Company to implement the restructuring initiative within the anticipated time frames and the ultimate amount of costs that the Company incurs as a result of such initiative;
•

General economic and business conditions in the Company’s markets and demand for the Company’s products, especially given the generally weaker global economic conditions, including economic and recessionary pressures;

•	Decline in consumer confidence and spending and changes in consumer preferences;
•	Competitive products and pricing pressures;
•	Population health and political uncertainties, and the difficulty in projecting the short and long-term effects of global economic conditions;
•	Movements in interest rates;
•	Volatility and deterioration of the capital and credit markets, and any adverse impact on our cost of and access to capital and credit;
•	Fluctuations in the price, quality and availability of raw materials;
•	The Company’s ability to implement its business strategy, including the achievement of anticipated cost savings, profitability, realization of price increases and growth targets;
•	The level of success the Company achieves in developing and introducing new products and entering new markets;
•

The impact of currency fluctuation or devaluation in the Company’s principal foreign markets, especially given the economic uncertainty in Europe, as well as the recent strengthening of the U.S. dollar against most currencies, notably the Euro versus the U.S. dollar. The market volatility may also have an impact on the availability, effectiveness and cost of the Company’s hedging and risk management strategies or the liquidity or cash flows of our customers;

•	Uncertainties regarding the outcome of, or funding requirements, related to litigation or settlement of pending litigation, uncertain tax positions or other contingencies;
•

The impact of possible pension funding obligations and increased pension expense, particularly as a result of changes in asset returns or discount rates, on the Company’s cash flow and results of operations;

•	The effect of legal and regulatory proceedings, as well as restrictions imposed on the Company, its operations or its representatives by U.S. and foreign governments;
•

Changes in federal, state, local and foreign tax legislation or the results of tax audits, assessments, or disputes may result in fluctuations in our tax obligations, effective tax rate or results of our operations;

•

Any business disruptions due to political instability, armed hostilities, incidents of terrorism, natural disasters or the responses to or repercussion from any of these or similar events or conditions; and

•	Adverse changes due to accounting rules or regulations.

The foregoing list of important factors does not include all such factors, nor necessarily present them in order of importance. In addition, you should consult other disclosures made by the Company (such as in our other filings with the Securities and Exchange Commission (“SEC”) or in company press releases) for other factors that may cause actual results to differ materially from those projected by the Company.

The Company intends its forward-looking statements to speak only as of the time of such statements and does not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results. The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this report or included in our other periodic reports filed with the SEC could materially and adversely impact our operations and our future financial results.

Any public statements or disclosures by IFF following this release that modify or impact any of the forward-looking statements contained in or accompanying this report will be deemed to modify or supersede such outlook or other forward-looking statements in or accompanying this report.

About IFF

International Flavors & Fragrances Inc. (NYSE: IFF) is a leading global creator of flavors and fragrances used in a wide variety of consumer products. Consumers experience these unique scents and tastes in fine fragrances and beauty care, detergents and household goods, as well as beverages, confectionery and food products. The Company leverages its competitive advantages of consumer insight, research and development, creative expertise, and customer intimacy to provide customers with innovative and differentiated product offerings. A member of the S&P 500 Index, IFF has more than 5,500 employees working in 33 countries worldwide. For more information, please visit our website at www.iff.com.

Investor Relations:

Michael DeVeau

212-708-7164

Media Relations

Fragrances:

Denise Gillen

212-515-7308

Flavors:

Carol Brys

212-708-7121